Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Third Quarter Results, Provides Outlook for Initial Quarter After Spin-off

Chicago, Ill. - November 8, 2023 — Kellanova (NYSE: K) today announced third quarter 2023 results for what was then Kellogg Company, and provided an outlook for the fourth quarter, its initial period as Kellanova following its October 2nd spin-off of its North America cereal business.

Highlights:

•Net sales in the third quarter were held flat by adverse currency translation and the divestiture of its business in Russia, and 4% organic-basis growth remained within the Company’s long-term target range.

•Double-digit operating profit growth was sustained, as the Company continued to restore gross profit margin faster than expected around the world.

•The Company's year-to-date performance in net sales, operating profit, earnings per share, and free cash flow is ahead of pace for the full-year guidance previously provided for Kellogg Company.

•On October 2nd, subsequent to the end of the third quarter, the Company completed the spin-off of WK Kellogg Co, renaming itself Kellanova and embarking on a new era with a more growth-oriented portfolio, a refreshed strategy, and higher long-term financial targets.

•Guidance for the fourth quarter, the Company's first as stand-alone Kellanova, includes net sales and operating profit that are expected to grow in line with targeted long-term growth rates excluding the estimated impacts of the spin-off, as well as the Russia divestiture and foreign currency translation.

"We are proud to complete our final quarter as Kellogg Company with a solid financial performance, even amidst challenging industry conditions and the execution of the spin-off of our North America cereal business," said Steve Cahillane, Kellanova’s Chairman, President and Chief Executive Officer. "Our restoration of profit margins continued, and our advantaged brands and markets delivered top-line growth in line with our long-term targets even as industry-wide price elasticities continued to rise. Our brands are strong, our profitability is improving, and our free cash flow and balance sheet give us financial flexibility, positioning us well as we launch into the Kellanova era."

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Reported Net Sales	$3,939	$3,946	(0.2)%	$12,033	$11,482	4.8%
Organic Net Sales *	$4,062	$3,908	3.9%	$12,377	$12,377	8.2%

Reported Operating Profit	$482	$368	30.5%	$1,431	$1,300	10.0%
Adjusted Operating Profit *	$498	$449	11.0%	$1,649	$1,454	13.5%
Currency-Neutral Adjusted Operating Profit *	$495	$449	10.3%	$1,659	$1,454	14.1%

Reported Diluted Earnings Per Share	$0.78	$0.90	(13.3)%	$2.68	$3.09	(13.3)%
Adjusted Diluted Earnings Per Share *	$1.03	$1.01	2.0%	$3.37	$3.29	2.4%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.99	$1.01	(2.0)%	$3.35	$3.29	1.8%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Third Quarter Consolidated Results
Results for the the third quarter and nine-month period were delivered as Kellogg Company, which was renamed Kellanova on October 2, 2023, immediately after quarter-end, when it spun off its U.S., Canada, and Caribbean cereal business (WK Kellogg Co).

Third quarter 2023 GAAP (or "reported") net sales were flat year on year, as rising price elasticity, adverse foreign currency translation, and the July divestiture of its Russia business offset increased price/mix. On an organic basis, which excludes the impact of currency and divestiture, the Company's net sales increased by 4%.

Through the first nine months of the year, reported net sales increased by 5% as positive price/mix and sustained momentum in snacks more than offset the impacts of rising price elasticity, adverse currency translation, and divestiture. On an organic basis, which excludes the impact of currency and divestiture, the Company's net sales increased by 8%.

Reported operating profit in the third quarter increased 31% year on year, on a favorable swing in net mark-to-market and a continued recovery in gross profit margin. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 11%, and excluding currency translation, it increased by 10%.

Through the first nine months of the year, reported operating profit increased by 10% year on year, as higher net sales, a recovering gross profit margin, and less unfavorable mark-to-market more than offset incremental up-front costs related to the pending separation, and adverse foreign currency translation. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 14%, and excluding currency translation it increased by 14%.

Reported earnings per share in the third quarter decreased by 13% year on year, due to a non-cash loss on divestiture, incremental up-front costs related to the separation, and higher interest rates and lower pension income, all of which more than offset the benefit of a recovering gross profit margin and a positive swing in mark-to-market. On an adjusted basis, which excludes one-time items, earnings per share increased 2%, and excluding currency translation, adjusted earnings per share decreased by 2%.

Through the first nine months of the year, reported earnings per share decreased by 13% year on year, due to incremental up-front costs related to the separation, a non-cash loss on divestiture, and higher interest rates and lower pension income, all of which more than offset the benefits of higher net sales, a recovering gross profit margin and a positive swing in mark-to-market. On an adjusted basis, which excludes one-time charges, earnings per share increased by 2%, and excluding currency translation, earnings per share increased by approximately 2%.

Year-to-date net cash provided by operating activities was $1,400 million, representing a meaningful increase from the year-earlier period's $1,180 million, despite one-time cash outlays related to the pending spin-off. Capital expenditure of $506 million was higher than the prior year, reflecting last year's reduced investment amidst supply disruptions. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was $894 million through the first nine months of the year, an increase over the $830 million generated during the year-earlier period.

Third Quarter Business Performance

Please refer to the segment tables in the back of this document.
     In the third quarter of 2023, the Company's final period before its separation of WK Kellogg Co, price elasticities across categories and markets rose, as financially constrained consumers curbed incremental expenditures. Nevertheless, Kellogg Company continued to deliver organic net sales growth in line with its long-term targets. It also continued to restore gross profit margins in all Regions, as price realization caught up to input-cost inflation, productivity initiatives yielded savings, and service levels and efficiencies improved on diminishing supply disruptions. The result was double-digit growth in operating profit, in spite of increased investment in brand building, and incremental expenses related to running WK Kellogg Co as a parallel operation during the quarter. Increased cash flow and a balance sheet that has been meaningfully deleveraged in recent years give the Company strong financial flexibility. With the separation of WK Kellogg Co completed at the start of the fourth quarter, the Company is set to start its new era as Kellanova with a more growth-oriented portfolio, a refreshed strategy, and higher long-term financial targets.

North America’s reported net sales in the third quarter decreased slightly year on year, as rising price elasticities and the lapping of prior-year trade inventory replenishment offset price/mix growth related to revenue growth management actions taken over the previous twelve months to cover high input-cost inflation. On an organic basis, net sales decreased slightly year on year. North America's third-quarter reported operating profit decreased by 3% year on year, as incremental up-front costs related to the separation more than offset the benefit of a recovering gross profit margin. On an adjusted and currency-neutral adjusted basis, which exclude one-time charges, operating profit increased by 8%.

Through the first nine months of the year, North America's reported net sales increased by 5%, as price/mix growth more than offset the impact of rising price elasticity and the lapping of prior-year trade inventory replenishment. On an organic basis, net sales increased by 6%. North America's reported operating profit in the first nine months increased by 1% year on year, as the benefit of higher net sales and recovering gross profit margin more than offset incremental up-front costs related to the pending separation and increased brand investment. On an adjusted basis, operating profit increased 14% and on a currency-neutral adjusted basis, operating profit increased 15%.

Europe's reported net sales increased 10% year on year in the third quarter, as price/mix growth more than offset the impact of price elasticity and the divestiture of its Russia business. On an organic basis, net sales increased 8%. Europe’s third-quarter reported operating profit increased by 29% year on year, reflecting higher net sales, recovery in gross profit margin, and favorable foreign currency translation. On an adjusted basis, operating profit increased by 28%, and excluding currency it increased by 17%.

Through the first nine months of the year, Europe's reported net sales increased by 8%, due to price/mix growth, net sales momentum in snacks, and favorable foreign currency translation, partially offset by price elasticity. On an organic basis, net sales increased by 9%. Europe’s reported operating profit through the first nine months increased by 5% year on year, due to higher net sales, recovering gross profit margin, and favorable foreign currency translation. On an adjusted basis, operating profit increased by 5%, and excluding currency it increased by 3%.

Latin America's third quarter reported net sales increased 19% year on year, due to price/mix growth and favorable currency translation that more than offset the impact of rising price elasticities. On an organic basis, net sales increased by 8%. Reported operating profit in the third quarter increased by 48% year on year, due to higher net sales, recovering gross profit margin, and favorable currency translation. Adjusted and currency-neutral adjusted operating profit increased by 39% and 27%, respectively.

Through the first nine months of the year, Latin America's reported net sales increased by 17% year on year, on increased price/ mix and favorable currency translation that more than offset the impact of price elasticity. On an organic basis, net sales increased by approximately 9%. Latin America's year-to-date reported operating profit increased by 29% year on year, driven by higher net sales and recovery in gross profit margin. On an adjusted basis, operating profit increased by 31%, while excluding currency translation it increased by 22%.

Asia Pacific, Middle East and Africa's ("AMEA's") third quarter reported net sales decreased by 14% year on year, as significantly adverse foreign currency translation, principally related to the Nigerian naira, more than offset price/mix growth. On an organic basis, net sales increased by 12%. AMEA's third-quarter reported operating profit decreased by 2% year on year, due to significantly adverse foreign currency translation. On an adjusted basis, operating profit decreased by 2%, and excluding currency translation it increased by 14%.

Through the first nine months of the year, AMEA's reported net sales decreased by 4% year on year, as significantly adverse foreign currency translation more than offset price/mix growth. On an organic basis, net sales increased by 15%. AMEA's reported operating profit increased by 6% through the first nine months, as the impact of increased net sales and recovering gross profit margin more than offset the impact of significantly adverse foreign currency translation. On an adjusted basis, operating profit increased 6%, and excluding currency translation it increased 18%.

Kellanova Provides Financial Guidance for the Fourth Quarter
Kellanova provided guidance for its fourth quarter 2023, which will be the first reporting period as a stand-alone company, after the spin-off of WK Kellogg Co. Specifically, the Company projects:

•Net sales of approximately $3.1 billion. This implies on-algorithm growth excluding the estimated impact of the WK Kellogg Co spin-off, as well as the Russia divestiture and foreign currency translation. We continue to assume rising elasticities and the lapping of last year’s sizeable price increases, partially offset by the return to full commercial activity.

•Operating profit of $380-$390 million on an adjusted basis. This implies on-algorithm growth excluding the estimated impact of the WK Kellogg Co spin-off, as well as the Russia divestiture and foreign currency translation. This outlook also includes the shift of some brand investment from earlier in the year, in a return to full commercial activity.

•Earnings per share of $0.73-$0.76 on an adjusted basis, implying a modest decline versus the prior year, as the aforementioned operating profit growth is offset by continued year-on-year headwinds from higher interest rates and lower pension income.

Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, and currency-neutral diluted EPS, is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, spin-offs, and differences in shipping days. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for the fourth quarter of 2023:

Impact of certain items excluded from Non-GAAP guidance:	Operating Profit	Earnings Per Share
Separation costs (pre-tax)	$50M-$55M	$0.14 - $0.16
Income tax impact applicable to adjustments, net**		$0.03 - $0.04
Currency-neutral adjusted guidance *	$380M - $390M	$0.73 - $0.76
* 2023 fourth quarter guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for the fourth quarter of 2023 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, spin-offs, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Conference Call / Webcast
    Kellanova will host a conference call to discuss results and outlook on Wednesday, November 8, 2023, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kellanova.com. Information regarding the rebroadcast is available at http://investor.kellanova.com.

About Kellanova
Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods, with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova's vision is to become the world's best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

Kellanova is guided by our purpose to create better days and a place at the table for everyone through our trusted food brands. We are advancing sustainable and equitable access to food by addressing the intersection of hunger, sustainability, wellbeing, and equity, diversity & inclusion, with the ambition of creating Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). Visit www.Kellanova.com for more information.

Non-GAAP Financial Measures

    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.

•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the anticipated separation of WK Kellogg Co; the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, financial principles, projections, and plans; and the Company’s sales, earnings, margins, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, free cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, ESG performance, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including the ability to realize the intended benefits of the separation of WK Kellogg Co (the “separation”); the possibility of disruption resulting from the separation, including changes to existing business relationships, disputes, litigation or unanticipated costs; uncertainty of the expected financial performance of the Company following completion of the separation; negative effects on the market price of the Company's securities and/or on the financial performance of the Company as a result of the separation; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; and other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellanova Financial News]

On October 2, 2023, Kellogg Company completed the separation of its North America cereal business resulting in two independent companies, Kellanova (formerly Kellogg Company) and WK Kellogg Co. Results for the quarter and year-to-date period ended September 30, 2023 include our North America cereal business.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$3,939	$3,946	$12,033	$11,482
Cost of goods sold	2,596	2,793	8,147	8,027
Selling, general and administrative expense	861	785	2,455	2,155
Operating profit	482	368	1,431	1,300
Interest expense	83	39	245	149
Other income (expense), net	(24)	54	38	188
Income before income taxes	375	383	1,224	1,339
Income taxes	104	74	294	283
Earnings (loss) from unconsolidated entities	(1)	3	4	6
Net income	270	312	934	1,062
Net income (loss) attributable to noncontrolling interests	1	2	10	4
Net income attributable to Kellanova	$269	$310	$924	$1,058
Per share amounts:
Basic earnings	$0.79	$0.91	$2.70	$3.11
Diluted earnings	$0.78	$0.90	$2.68	$3.09
Average shares outstanding:
Basic	342	341	342	340
Diluted	345	344	345	343
Actual shares outstanding at period end			343	341

Kellanova and Subsidiaries (formerly known as Kellogg Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	September 30, 2023	October 1, 2022
Operating activities
Net income	$934	$1,062
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	338	351
Postretirement benefit plan expense (benefit)	(105)	(189)
Deferred income taxes	—	26
Stock compensation	62	56
Loss on Russia divestiture	113	—
Other	9	(16)
Postretirement benefit plan contributions	(13)	(17)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(229)	(526)
Inventories	69	(343)
Accounts payable	(32)	501
All other current assets and liabilities	254	275
Net cash provided by (used in) operating activities	1,400	1,180
Investing activities
Additions to properties	(506)	(350)
Issuance of notes receivable	(4)	—
Repayments from notes receivable	—	10
Purchases of available for sale securities	(15)	(15)
Sales of available for sale securities	15	14
Settlement of net investment hedges	29	37
Other	9	(8)
Net cash provided by (used in) investing activities	(472)	(312)
Financing activities
Net issuances (reductions) of notes payable	(115)	37
Issuances of long-term debt	896	—
Reductions of long-term debt	(227)	(33)
Net issuances of common stock	51	244
Common stock repurchases	(60)	(300)
Cash dividends	(610)	(596)
Other	(55)	(17)
Net cash provided by (used in) financing activities	(120)	(665)
Effect of exchange rate changes on cash and cash equivalents	(8)	(116)
Increase (decrease) in cash and cash equivalents	800	87
Cash and cash equivalents at beginning of period	299	286
Cash and cash equivalents at end of period	$1,099	$373

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	$1,400	$1,180
Additions to properties	(506)	(350)
Free cash flow (operating cash flow less property additions) (a)	$894	$830
(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Current assets
Cash and cash equivalents	$1,099	$299
Accounts receivable, net	1,876	1,736
Inventories	1,632	1,768
Other current assets	379	383
Total current assets	4,986	4,186
Property, net	3,762	3,789
Operating lease right-of-use assets	605	617
Goodwill	5,496	5,686
Other intangibles, net	2,065	2,296
Investments in unconsolidated entities	194	432
Other assets	1,587	1,490
Total assets	$18,695	$18,496
Current liabilities
Current maturities of long-term debt	$1,193	$780
Notes payable	353	467
Accounts payable	2,789	2,973
Current operating lease liabilities	127	121
Accrued advertising and promotion	886	766
Accrued salaries and wages	305	370
Other current liabilities	871	872
Total current liabilities	6,524	6,349
Long-term debt	5,530	5,317
Operating lease liabilities	471	486
Deferred income taxes	702	760
Pension liability	722	709
Other liabilities	469	500
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,070	1,068
Retained earnings	9,509	9,197
Treasury stock, at cost	(4,692)	(4,721)
Accumulated other comprehensive income (loss)	(1,954)	(1,708)
Total Kellanova equity	4,038	3,941
Noncontrolling interests	239	434
Total equity	4,277	4,375
Total liabilities and equity	$18,695	$18,496

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended September 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellanova	Per share amount: Diluted
Mark-to-market (pre-tax)	$(40)	$(1)	$41	$—	$57	$—	$—	$98	$0.28
Separation costs (pre-tax)	3	53	(56)	—	—	—	—	(56)	(0.16)
Business and portfolio realignment (pre-tax)	2	—	(2)	—	—	—	—	(2)	(0.01)
Loss on divestiture (pre-tax)	—	—	—	—	(113)	—	—	(113)	(0.33)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	12	—	(12)	(0.03)
Foreign currency impact	(120)	(7)	3	1	9	(1)	(1)	14	0.04
Adjustments to adjusted basis	$(155)	$45	$(14)	$1	$(47)	$11	$(1)	$(71)	$(0.21)

	Quarter ended October 1, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellanova	Per share amount: Diluted
Mark-to-market (pre-tax)	$60	$(2)	$(58)	$—	$15	$—	$—	$(43)	$(0.13)
Separation costs (pre-tax)	—	18	(18)	—	—	—	—	(18)	(0.05)
Business and portfolio realignment (pre-tax)	2	2	(4)	—	—	—	—	(4)	(0.01)
Gain related to interest rate swaps (pre-tax)	—	—	—	(18)	—	—	—	18	0.05
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(11)	—	11	0.03
Adjustments to adjusted basis	$62	$18	$(80)	$(18)	$15	$(11)	$—	$(36)	$(0.11)

	Year-to-date period ended September 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellanova	Per share amount: Diluted
Mark-to-market (pre-tax)	$27	$4	$(31)	$—	$57	$—	$—	$26	$0.07
Separation costs (pre-tax)	21	164	(184)	—	—	—	—	(184)	(0.53)
Business and portfolio realignment (pre-tax)	3	1	(4)	—	—	—	—	(4)	(0.01)
Loss on divestiture	—	—	—	—	(113)	—	—	(113)	(0.33)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(35)	—	35	0.11
Foreign currency impact	(302)	(33)	(9)	6	4	(5)	2	7	0.02
Adjustments to adjusted basis	$(251)	$135	$(229)	$6	$(53)	$(41)	$2	$(233)	$(0.67)

	Year-to-date period ended October 1, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest Expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellanova	Per share amount: Diluted
Mark-to-market (pre-tax)	$120	$(6)	$(114)	$—	$45	$—	$—	$(69)	$(0.20)
Separation costs (pre-tax)	—	22	(22)	—	—	—	—	(22)	(0.06)
Business and portfolio realignment (pre-tax)	9	9	(18)	—	—	—	—	(18)	(0.05)
Gain related to interest rate swaps (pre-tax)	—	—	—	(18)	—	—	—	18	0.05
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(22)	—	22	0.06
Adjustments to adjusted basis	$129	$25	$(154)	$(18)	$45	$(22)	$—	$(70)	$(0.20)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$2,329	$616	$338	$657	$(1)	$3,939
Foreign currency impact	(2)	49	32	(202)	—	(123)
Organic net sales	$2,332	$567	$306	$859	$(1)	$4,062

Quarter ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$2,338	$562	$283	$767	$(3)	$3,946
Divestitures	—	38	—	—	—	38
Organic net sales	$2,338	$524	$283	$767	$(3)	$3,908

% change - 2023 vs. 2022:
Reported growth	(0.4)%	9.5%	19.2%	(14.3)%	n/m	(0.2)%
Foreign currency impact	(0.1)%	8.7%	11.3%	(26.4)%	n/m	(3.1)%
Currency-neutral growth	(0.3)%	0.8%	7.9%	12.1%	n/m	2.9%
Divestitures	—%	(7.4)%	—%	—%	n/m	(1.0)%
Organic growth	(0.3)%	8.2%	7.9%	12.1%	n/m	3.9%
Volume (tonnage)	(10.2)%	(7.7)%	(9.2)%	(1.9)%	n/m	(7.4)%
Pricing/mix	9.9%	15.9%	17.1%	14.0%	n/m	11.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Year-to-date period ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$7,042	$1,888	$966	$2,139	$(2)	$12,033
Foreign currency impact	(19)	27	61	(414)	—	(345)
Organic net sales	$7,061	$1,861	$904	$2,553	$(2)	$12,377

Year-to-date period ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$6,696	$1,749	$826	$2,217	$(6)	$11,482
Divestitures	—	38	—	—	—	38
Organic net sales	$6,696	$1,711	$826	$2,217	$(6)	$11,444

% change - 2023 vs. 2022:
Reported growth	5.2%	8.0%	16.8%	(3.5)%	n/m	4.8%
Foreign currency impact	(0.3)%	1.6%	7.4%	(18.7)%	n/m	(3.0)%
Currency-neutral growth	5.5%	6.4%	9.4%	15.2%	n/m	7.8%
Divestitures	—%	(2.4)%	—%	—%	n/m	(0.4)%
Organic growth	5.5%	8.8%	9.4%	15.2%	n/m	8.2%
Volume (tonnage)	(7.2)%	(5.8)%	(9.0)%	(1.6)%	n/m	(5.6)%
Pricing/mix	12.7%	14.6%	18.4%	16.8%	n/m	13.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported gross profit	$1,343	$1,153	$3,885	$3,455
Mark-to-market	40	(60)	(27)	(120)
Separation costs	(3)	—	(21)	—
Business and portfolio realignment	(2)	(2)	(3)	(9)
Adjusted gross profit	1,307	1,215	3,936	3,584
Foreign currency impact	(3)	—	(42)	—
Currency-neutral adjusted gross profit	$1,311	$1,215	$3,979	$3,584
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported gross margin	34.1%	29.2%	32.3%	30.1%
Mark-to-market	1.0%	(1.5)%	(0.2)%	(1.0)%
Separation costs	—%	—%	(0.2)%	—%
Business and portfolio realignment	(0.1)%	(0.1)%	—%	(0.1)%
Adjusted gross margin	33.2%	30.8%	32.7%	31.2%
Foreign currency impact	0.9%	—%	0.6%	—%
Currency-neutral adjusted gross margin	32.3%	30.8%	32.1%	31.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$312	$97	$42	$63	$(32)	$482
Mark-to-market	—	—	3	—	39	41
Separation costs	(55)	—	(1)	—	—	(56)
Business and portfolio realignment	(2)	—	—	—	—	(2)
Adjusted operating profit	$369	$97	$40	$63	$(71)	$498
Foreign currency impact	—	8	4	(10)	1	3
Currency-neutral adjusted operating profit	$369	$89	$37	$73	$(72)	$495

Quarter ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$322	$75	$28	$64	$(120)	$368
Mark-to-market	—	—	(1)	—	(58)	(58)
Separation costs	(18)	—	—	—	—	(18)
Business and portfolio realignment	(3)	—	—	—	(1)	(4)
Adjusted operating profit	$342	$76	$29	$64	$(62)	$449

% change - 2023 vs. 2022:
Reported growth	(3.0)%	28.7%	47.5%	(1.5)%	73.2%	30.5%
Mark-to-market	—%	—%	12.9%	—%	86.0%	27.5%
Separation costs	(11.0)%	—%	(4.9)%	—%	—%	(8.6)%
Business and portfolio realignment	0.4%	0.4%	0.7%	—%	0.8%	0.6%
Adjusted growth	7.6%	28.3%	38.8%	(1.5)%	(13.6)%	11.0%
Foreign currency impact	(0.1)%	11.2%	12.3%	(15.7)%	2.4%	0.7%
Currency-neutral adjusted growth	7.7%	17.1%	26.5%	14.2%	(16.0)%	10.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$1,048	$293	$106	$204	$(220)	$1,431
Mark-to-market	—	—	(2)	—	(29)	(31)
Separation costs	(182)	—	(2)	—	—	(184)
Business and portfolio realignment	(4)	—	—	—	(1)	(4)
Adjusted operating profit	$1,233	$293	$110	$204	$(190)	$1,649
Foreign currency impact	(3)	5	7	(23)	4	(9)
Currency-neutral adjusted operating profit	$1,236	$288	$102	$227	$(194)	$1,659

Year-to-date period ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$1,043	$280	$82	$192	$(296)	$1,300
Mark-to-market	—	—	(2)	—	(113)	(114)
Separation costs	(22)	—	—	—	—	(22)
Business and portfolio realignment	(15)	—	—	—	(2)	(18)
Adjusted operating profit	$1,080	$280	$84	$192	$(182)	$1,454

% change - 2023 vs. 2022:
Reported growth	0.5%	4.9%	28.9%	6.2%	25.8%	10.0%
Mark-to-market	—%	—%	(0.4)%	—%	30.0%	6.7%
Separation costs	(15.0)%	—%	(2.3)%	—%	—%	(11.3)%
Business and portfolio realignment	1.3%	0.3%	0.6%	—%	0.5%	1.1%
Adjusted growth	14.2%	4.6%	31.0%	6.2%	(4.7)%	13.5%
Foreign currency impact	(0.3)%	1.8%	8.9%	(12.0)%	1.9%	(0.6)%
Currency-neutral adjusted growth	14.5%	2.8%	22.1%	18.2%	(6.6)%	14.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended	Year-to-date period ended
	September 30, 2023	September 30, 2023
Reported operating margin	12.2%	11.9%
Mark-to-market	1.0%	(0.2)%
Separation costs	(1.4)%	(1.6)%
Business and portfolio realignment	—%	—%
Adjusted operating margin	12.6%	13.7%
Foreign currency impact	0.4%	0.3%
Currency-neutral adjusted operating margin	12.2%	13.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Interest Expense to Adjusted Interest Expense

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported interest expense	$83	$39	$245	$149
Gain related to interest rate swaps	—	(18)	—	(18)
Adjusted interest expense	$83	$56	$245	$166
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported other income (expense)	$(24)	$54	$38	$188
Mark-to-market	57	15	57	45
Loss on divestiture (pre-tax)	(113)	—	(113)	—
Adjusted other income (expense)	$32	$38	$95	$143
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported income taxes	$104	$74	$294	$283
Mark-to-market	25	(11)	6	(16)
Separation costs	(12)	(4)	(45)	(5)
Business and portfolio realignment	—	—	3	(6)
Gain related to interest rate swaps	—	5	—	5
Loss on divestiture	—	—	—	—
Adjusted income taxes	$92	$85	$330	$305
Reported effective tax rate	27.9%	19.2%	24.1%	21.1%
Mark-to-market	(0.9)%	(0.7)%	—%	(0.1)%
Separation costs	1.1%	(0.2)%	—%	(0.1)%
Business and portfolio realignment	—%	—%	0.3%	(0.1)%
Gain related to interest rate swaps	—%	0.3%	—%	0.1%
Loss on divestiture	7.0%	—%	1.8%	—%
Adjusted effective tax rate	20.7%	19.7%	22.0%	21.3%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported EPS	$0.78	$0.90	$2.68	$3.09
Mark-to-market (pre-tax)	0.28	(0.13)	0.07	(0.20)
Separation costs (pre-tax)	(0.16)	(0.05)	(0.53)	(0.06)
Business and portfolio realignment (pre-tax)	(0.01)	(0.01)	(0.01)	(0.05)
Loss on divestiture (pre-tax)	(0.33)	—	(0.33)	—
Gain related to interest rate swaps (pre-tax)	—	0.05	—	0.05
Income tax impact applicable to adjustments, net*	(0.03)	0.03	0.11	0.06
Adjusted EPS	$1.03	$1.01	$3.37	$3.29
Foreign currency impact	0.04	—	0.02	—
Currency-neutral adjusted EPS	$0.99	$1.01	$3.35	$3.29
Currency-neutral adjusted EPS growth	(2.0)%		1.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - third quarter 2023 vs. 2022:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	0.2%	—%	0.2%	—%	0.2%
Cereal	(1.5)%	(0.2)%	(1.3)%	—%	(1.3)%
Frozen	(0.1)%	(0.1)%	—%	—%	—%
Europe
Snacks	18.1%	9.4%	8.7%	(8.5)%	17.2%
Cereal	0.6%	8.0%	(7.4)%	(6.3)%	(1.1)%
Latin America
Snacks	27.2%	9.8%	17.4%	—%	17.4%
Cereal	14.4%	12.3%	2.1%	—%	2.1%
AMEA
Snacks	7.7%	(5.5)%	13.2%	—%	13.2%
Cereal	(1.3)%	(5.3)%	4.0%	—%	4.0%
Noodles and other	(32.3)%	(48.7)%	16.4%	—%	16.4%

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - third quarter year-to-date 2023 vs. 2022:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	6.2%	(0.2)%	6.4%	—%	6.4%
Cereal	4.9%	(0.5)%	5.4%	—%	5.4%
Frozen	0.9%	(0.3)%	1.2%	—%	1.2%
Europe
Snacks	16.2%	1.9%	14.3%	(2.7)%	17.0%
Cereal	(0.7)%	1.2%	(1.9)%	(2.0)%	0.1%
Latin America
Snacks	14.4%	4.7%	9.7%	—%	9.7%
Cereal	18.3%	9.2%	9.1%	—%	9.1%
AMEA
Snacks	8.8%	(7.8)%	16.6%	—%	16.6%
Cereal	(0.6)%	(7.4)%	6.8%	—%	6.8%
Noodles and other	(11.2)%	(31.1)%	19.9%	—%	19.9%

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	September 30, 2023	October 1, 2022
Notes payable	$353	$174
Current maturities of long-term debt	1,193	816
Long-term debt	5,530	5,697
Total debt liabilities	7,076	6,687
Less:
Cash and cash equivalents	(1,099)	(373)
Net debt	$5,977	$6,314

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Quarter ended September 30, 2023
(millions)	Kellanova excluding North America Cereal	North America Cereal	Kellanova Consolidated
Reported net sales	$3,268	$671	$3,939
Foreign currency impact	(122)	(1)	(123)
Organic net sales	$3,390	$672	$4,062

Quarter ended October 1, 2022
(millions)	Kellanova excluding North America Cereal	North America Cereal	Kellanova Consolidated
Reported net sales	$3,266	$680	$3,946
Divestitures	38	—	38
Organic net sales	$3,228	$680	$3,908

% change - 2023 vs. 2022:
Reported growth	0.1%	(1.5)%	(0.2)%
Foreign currency impact	(3.7)%	(0.2)%	(3.1)%
Currency-neutral growth	3.8%	(1.3)%	2.9%
Divestitures	(1.2)%	—%	(1.0)%
Organic growth	5.0%	(1.3)%	3.9%
Volume (tonnage)	(6.6)%	(12.2)%	(7.4)%
Pricing/mix	11.6%	10.9%	11.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Year-to-date period ended September 30, 2023
(millions)	Kellanova excluding North America Cereal	North America Cereal	Kellanova Consolidated
Reported net sales	$9,983	$2,050	$12,033
Foreign currency impact	(335)	(10)	(344)
Organic net sales	$10,319	$2,060	$12,378

Year-to-date period ended October 1, 2022
(millions)	Kellanova excluding North America Cereal	North America Cereal	Kellanova Consolidated
Reported net sales	$9,528	$1,954	$11,482
Divestitures	38	—	38
Organic net sales	$9,490	$1,954	$11,444

% change - 2023 vs. 2022:
Reported growth	4.8%	4.9%	4.8%
Foreign currency impact	(3.5)%	(0.5)%	(3.0)%
Currency-neutral growth	8.3%	5.4%	7.8%
Divestitures	(0.4)%	—%	(0.4)%
Organic growth	8.7%	5.4%	8.2%
Volume (tonnage)	(5.1)%	(8.9)%	(5.6)%
Pricing/mix	13.8%	14.3%	13.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Product Reported Net Sales Growth to Organic Net Sales Growth

Quarter ended September 30, 2023
(millions)	North America Cereal	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$671	$698	$2,040	$281	$250	$3,939
Foreign currency impact	(1)	31	27	—	(180)	(123)
Organic net sales	$672	$666	$2,013	$281	$430	$4,062

Quarter ended October 1, 2022
(millions)	North America Cereal	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$680	$674	$1,943	$281	$367	$3,946
Divestitures	—	17	21	—	—	38
Organic net sales	$680	$657	$1,922	$281	$367	$3,908

% change - 2023 vs. 2022:
Reported growth	(1.5)%	3.6%	4.9%	0.2%	(32.1)%	(0.2)%
Foreign currency impact	(0.2)%	4.7%	1.3%	—%	(49.2)%	(3.1)%
Currency-neutral growth	(1.3)%	(1.1)%	3.6%	0.2%	17.1%	2.9%
Divestitures	—%	(2.6)%	(1.1)%	—%	—%	(1.0)%
Organic growth	(1.3)%	1.5%	4.7%	0.2%	17.1%	3.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Product Reported Net Sales Growth to Organic Net Sales Growth

Year-to-date period ended September 30, 2023
(millions)	North America Cereal	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$2,050	$2,105	$6,114	$838	$926	$12,033
Foreign currency impact	(10)	6	(14)	(2)	(325)	(345)
Organic net sales	$2,060	$2,099	$6,128	$840	$1,251	$12,377

Year-to-date period ended October 1, 2022
(millions)	North America Cereal	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$1,954	$2,024	$5,635	$829	$1,040	$11,482
Divestitures	—	17	21	—	—	38
Organic net sales	$1,954	$2,007	$5,614	$829	$1,040	$11,444

% change - 2023 vs. 2022:
Reported growth	4.9%	4.0%	8.5%	1.2%	(11.0)%	4.8%
Foreign currency impact	(0.5)%	0.3%	(0.2)%	(0.2)%	(31.3)%	(3.0)%
Currency-neutral growth	5.4%	3.7%	8.7%	1.4%	20.3%	7.8%
Divestitures	—%	(0.9)%	(0.4)%	—%	—%	(0.4)%
Organic growth	5.4%	4.6%	9.1%	1.4%	20.3%	8.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries (formerly known as Kellogg Company)
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Adjusted Operating Margin

Quarter ended
(millions)	April 2, 2022	July 2, 2022	October 1, 2022	December 31, 2022	April 2, 2023	July 1, 2023
Reported operating margin	14.1%	10.7%	9.3%	8.7%	10.9%	12.6%
Mark-to-market	1.3	(2.7)	(1.5)	(1.2)	(1.4)	(0.4)
Separation costs	—	(0.1)	(0.5)	(1.0)	(1.2)	(1.9)
Business and portfolio realignment	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)	—
Adjusted operating margin	13.0%	13.7%	11.4%	11.0%	13.6%	14.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $98 million and $26 million for the quarter and year-to-date period ended September 30, 2023, respectively. Included within the aforementioned was a pre-tax mark-to-market gain for pension plan remeasurements related to the separation of $57 million for the quarter and year-to-date periods ended September 30, 2023. Additionally, we recorded a pre-tax mark-to-market loss of $43 million and $69 million for the quarter and year-to-date period ended October 1, 2022, respectively. Included within the aforementioned was a pre-tax mark-to-market gain for pension plans of $15 million and $45 million for the quarter and year-to-date periods ended October 1, 2022, respectively.

Separation costs
The Company successfully completed the separation transaction on October 2, 2023. As a result, we incurred pre-tax charges related to the separation, primarily related to legal and consulting costs, of $56 million and $184 million for the quarter and year-to-date period ended September 30, 2023, respectively. We recorded $18 million and $22 million for the quarter and year-to-date period ended October 1, 2022, respectively.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $2 million and $4 million for the quarter and year-to-date period ended September 30, 2023, respectively. We recorded pre-tax charges of $4 million and $18 million for the quarter and year-to-date period ended October 1, 2022, respectively.

Loss related to divestiture
In July 2023, the Company completed the sale of the Russian business. As a result of completing the transaction, the Company recorded a non-cash loss on the transaction of approximately $113 million, primarily related to the release of historical currency translation adjustments.

Gain related to interest rate swaps
During the third quarter or 2022, the Company recognized a pre-tax gain of $18 million in interest expense related to a portion of certain forward-starting interest rate swaps no longer designated as cash flow hedges due to changes in forecasted debt issuance.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.